Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form F-1 of our report dated September 27, 2024, relating to our audit of the financial statements of OFA Group as of March 31, 2024 and 2023 and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC
The Woodlands, Texas
February 20, 2025